Exhibit 99.1

GlassBridge Reports Third Quarter 2017 Financial Results

Q3 Net Income of $8.0 Million Driven by Favorable Legal Settlements

Oakdale, Minnesota – (PR Newswire) – November 14, 2017 – GlassBridge Enterprises, Inc. (OTCQX: GLAE) (“GlassBridge”, the “Company” or “we”) today announced its financial results for the third quarter ended September 30, 2017.

As previously announced, we launched and seeded with proprietary capital the first investment vehicle managed by our investment advisor subsidiary GlassBridge Asset Management, LLC (“GBAM”). GBAM utilizes a quantitative statistical arbitrage strategy designed to generate attractive risk-adjusted returns that are uncorrelated to the performance of global equity markets. In the third quarter, we experienced a gain of $1.0 million on our proprietary investments. “We believe the timing of our investment vehicle launch is fortuitous, as it coincided with industry trends demonstrating rebounds across quantitative strategies” said Daniel Strauss, Chief Operating Officer of GlassBridge.

During the third quarter, we entered into agreements to definitively settle significant litigations. As a result, we reversed approximately $11 million in accrued liabilities and experienced a net gain of $8.0 million. “The settlements remove uncertainty and will substantially reduce our legal costs going forward,” said Joseph A. De Perio, Chairman of the Board of Directors of GlassBridge. “We are pleased that resolving these lawsuits further enables GlassBridge to focus on asset management opportunities.”

Overview of Financial Results

GlassBridge’s revenue for Q3 2017 was $9.3 million, down 19.1 percent from Q3 2016. All of the Q3 2017 revenue was attributable to our global enterprise data storage business. There was no revenue generated by our asset management business in the quarter. Our gross margins decreased from 45.2 percent in Q3 2016 to 43.0 percent in Q3 2017. Selling, general and administrative expenses declined by $1.7 million, or 19.5 percent year-over-year, and operating loss from continuing operations was reduced by 18.2 percent to $6.3 million from a loss of $7.7 million in Q3 2016. Discontinued operations had a gain of $7.7 million in this quarter, driven by favorable legal settlements. Our cash balance and short term investments totaled $18.4 million as of September 30, 2017.

Detailed Q3 2017 Results

The following financial results are for the current and prior period unless otherwise indicated. Included within the following financial results are our continuing operations, including the corporate holding company, our asset management business and our partially-owned data storage business accounted for using the variable interest entity (VIE) method as further described in our Quarterly Report on Form 10-Q for the third quarter of 2017.

Net revenue for Q3 2017 was $9.3 million, down 19.1 percent from Q3 2016. This was largely due to the market decline in the block hard drive disk and hybrid flash storage arrays market sectors, which affected sales of certain of the products sold by our partially-owned data storage business, partially offset by increased sales of enterprise save, share and sync cloud products.

Gross margin for Q3 2017 was 43.0 percent, a 2.2 percent decrease from Q3 2016. The decrease was primarily due to price discounts and product mix changes.

Selling, general and administrative expenses in Q3 2017 were $7.0 million, down 19.5 percent from Q3 2016. The decrease was primarily due to corporate cost reductions and cost reductions for our partially-owned data storage business, partially offset by the asset management business start-up costs.

Research and development (“R&D”) expenses in Q3 2017 were $1.8 million, compared to $2.9 million in Q3 2016, primarily due to lower spending on Unity products as we substantially completed the product design as well as headcount reductions for our partially-owned data storage business.

GBAM Fund expenses were $0.3 million in Q3 2017 compared to none in Q3 2016. GBAM Fund expenses include general and administrative expenses for our investment vehicle launched at the end of the second quarter in 2017.

Special charges were $1.2 million in Q3 2017 compared to $1.3 million in Q3 2016.

Operating loss from continuing operations was $6.3 million in Q3 2017 compared to a loss of $7.7 million in Q3 2016.

Net gains from GBAM Fund activities were $1.0 million in Q3 2017 compared to none in Q3 2016. Net gains from GBAM Fund activities include income or loss associated with our proprietary investment in GBAM fund, which was launched at the end of the second quarter in 2017.

Income tax benefit was $3.5 million in Q3 2017 compared to $0.2 million in Q3 2016. The change in the income tax provision was primarily related to the intraperiod allocation of total tax expense between continuing operations and discontinued operations.

Discontinued operations had a gain (after tax) in Q3 2017 of $7.7 million compared with a gain of $0.2 million (after tax) in Q3 2016. The gain in Q3 2017 was primarily due to legal settlement gains, resolution gain of customer and vendor balances related to legacy businesses and asset claim recovery. Discontinued operations include the results of the IronKey business, which was divested in February 2016, and the legacy businesses we exited.

Net income was $8.0 million for Q3 2017 excluding noncontrolling interest primarily driven by one-time legal settlements’ gains compared to a net loss of $7.1 million in Q3 2016.

Income per share from continuing operations attributable to GlassBridge common stockholders was $0.06 in Q3 2017 compared with a loss per share of $1.97 in Q3 2016 based on weighted average shares outstanding of 5.0 million and 3.7 million, respectively, (adjusted to give effect to the February 2017 1:10 reverse stock split).

Cash and short-term investments balance was $18.4 million (including $0.9 million cash of our variable interest entity as further described in the Quarterly Report on Form 10-Q for Q3 2017) as of September 30, 2017, down by $1.1 million during Q3 2017, primarily driven by operating loss, partially offset by capital contributions to our partially-owned data storage business from third parties and case proceeds from our asset sale.

Webcast and Replay Information

A teleconference is scheduled for 10:00 AM Eastern Time today, November 14, 2017, and will be available on the Internet on a listen-only basis at:

https://www.webcaster4.com/Webcast/Page/1401/23460

A digital recording of this teleconference will be available for replay at 12:00 p.m. Eastern Time on November 14, 2017 and will be accessible via the replay number listed below until November 21, 2017.

For your convenience, you will also be able to access the recording online at:

https://www.webcaster4.com/Webcast/Page/1401/23460

Digital Recording Replay Numbers:

U.S. Toll Free:	877-344-7529
International Toll:	412-317-0088
Canada Toll Free:	855-669-9658
Replay Access Code:	10114365

All remarks made during the teleconference will be current at the time of the call and the replays will not be updated to reflect any subsequent developments.

Description of Tables

Table One	--	Condensed Consolidated Statements of Operations
Table Two	--	Condensed Consolidated Balance Sheets
Table Three	--	Supplemental Segment and Product Information
Table Four	--	Additional Information

About GlassBridge Enterprises

GlassBridge Enterprises, Inc. (OTCQX: GLAE) is a holding company. We actively explore a diverse range of new, strategic asset management business opportunities for our portfolio. The Company's wholly-owned subsidiary, GlassBridge Asset Management, LLC (“GBAM”), is an investment advisor focused on technology-driven and quantitative strategies and other alternative investment strategies. Our partially-owned subsidiary NXSN Acquisition Corp. operates a global enterprise data storage business through its subsidiaries. For more information, please visit GlassBridge’s website at www.glassbridge.com.

Forward-Looking Statements

Certain information contained in this press release which does not relate to historical financial information may be deemed to constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to expectations or forecasts for future events, including, without limitation, our earnings, revenues, expenses or other future financial or business performance or strategies, our share repurchase program, the launch of our asset management business and the impact of legal or regulatory matters on our business, results of operations or financial condition. These statements may be preceded by, followed by or include the words “may,” “might,” “will,” “will likely result,” “should,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “continue,” “target” or similar expressions. Such statements are subject to a wide range of risks and uncertainties that could cause our actual results in the future to differ materially from our historical results and those presently anticipated or projected. We wish to caution investors not to place undue reliance on any such forward-looking statements. Any forward-looking statements speak only as of the date on which such statements are made, and we undertake no obligation to update such statements to reflect events or circumstances arising after such date. Risk factors include various factors set forth from time to time in our filings with the SEC including the following: our need for substantial additional capital in order to fund our business; our ability to realize the anticipated benefits of our restructuring plan and other recent significant changes; the negative impacts of our delisting from the NYSE, including reduced liquidity and market price of our common stock and the number of investors willing to hold or acquire our common stock; significant costs relating to pending and future litigation; our ability to attract and retain talented personnel; the structure or success of our participation in any joint investments; risks associated with any future acquisition or business opportunities; our need to consume resources in researching acquisitions, business opportunities or financings and capital market transactions; our ability to integrate additional businesses or technologies; the impact of our reverse stock split on the market trading liquidity of our common stock; the market price volatility of our common stock; our need to incur asset impairment charges for intangible assets and goodwill; significant changes in discount rates, rates of return on pension assets and mortality tables; our reliance on aging information systems and our ability to protect those systems against security breaches; our ability to integrate accounting systems; changes in European law or practice related to the imposition or collectability of optical levies; changes in tax guidance and related interpretations and inspections by tax authorities; our ability to raise capital from third party investors for our asset management business; the efforts of key personnel of the Clinton Group, Inc. (“Clinton”) and the performance of Clinton’s overall business; our ability to comply with extensive regulations relating to the launch and operation of our asset management business; our ability to compete in the intensely competitive asset management business; the performance of any investment funds we sponsor or accounts we manage, including any fund or account managed by Clinton; difficult market and economic conditions, including changes in interest rates and volatile equity and credit markets; our ability to achieve steady earnings growth on a quarterly basis in our asset management business; the significant demands placed on our resources and employees, and associated increases in expenses, risks and regulatory oversight, resulting from the potential growth of our asset management business; our ability to establish a favorable reputation for our asset management business; the lack of operating history of our asset manager subsidiary and any funds that we may sponsor; our ability to realize the anticipated benefits of the third-party investment in our partially-owned data storage business; decreasing revenues and greater losses attributable to our partially-owned data storage products; our ability to quickly develop, source and deliver differentiated and innovative products; our dependence on third parties for new product introductions or technologies; our dependence on third-party contract manufacturing services and supplier-provided parts, components and sub-systems; our dependence on key customers, partners and resellers; foreign currency fluctuations and negative or uncertain global or regional economic conditions; and other risks and uncertainties set forth in our filings with the U.S. Securities and Exchange Commission. We assume no obligation to update forward-looking statements except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

Disclaimers

This press release does not constitute an offer to sell or a solicitation to buy any securities or otherwise invest in any investment vehicle managed, advised or coordinated by GBAM (collectively, the “GlassBridge Vehicle”), and may not be relied upon in connection with any investment or offer or sale of securities. Any such offer or solicitation may only be made pursuant to the current Confidential Private Offering Memorandum (or similar document) for any such GlassBridge Vehicle, which is provided only to qualified offerees and which should be carefully reviewed prior to investing. GBAM is a newly formed entity and the GlassBridge Vehicles are currently either in formation state or have recently launched. GBAM is not currently registered with the SEC as an investment adviser under the U.S. Investment Advisers Act of 1940, as amended, or under similar state laws, and nothing in this press release constitutes investment advice with respect to securities.

For Further Information

Stockholders of GlassBridge Enterprises, Inc. – Danny Zheng, Interim CEO, Chief Financial Officer, (651) 704-4311; Prospective Investors in GlassBridge Vehicles – Robert Picard, Senior Managing Director, (732) 939-9000.

Table One

GLASSBRIDGE ENTERPRISES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except for per share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2017	2016	2017	2016
Net revenue	$9.3	$11.5	$27.7	$32.8
Cost of goods sold	5.3	6.3	15.2	18.5
Gross profit	4.0	5.2	12.5	14.3

Operating expenses:
Selling, general and administrative	7.0	8.7	23.4	27.6
Research and development	1.8	2.9	6.5	9.5
GBAM Fund expenses	0.3	-	0.3	-
Restructuring and other	1.2	1.3	1.1	7.1
Total operating expenses	10.3	12.9	31.3	44.2

Operating loss from continuing operations	(6.3)	(7.7)	(18.8)	(29.9)

Other income (expense):
Interest income	-	-	-	0.2
Net gains from GBAM Fund activities	1.0	-	1.0	-
Other income (expense), net	0.1	0.2	(0.6)	(0.8)
Total other income (expense)	1.1	0.2	0.4	(0.6)

Loss from continuing operations before income taxes	(5.2)	(7.5)	(18.4)	(30.5)

Income tax benefit	3.5	0.2	3.5	2.3

Loss from continuing operations	(1.7)	(7.3)	(14.9)	(28.2)

Discontinued operations:
Gain on sale of discontinued businesses, net of income taxes	-	-	-	2.4
Gain (loss) from discontinued operations, net of income taxes	7.7	0.2	4.5	(2.2)
Reclassification of cumulative translation adjustment	-	-	-	(75.8)
Gain (loss) from discontinued operations, net of income taxes	7.7	0.2	4.5	(75.6)

Net income (loss) including noncontrolling interest	6.0	(7.1)	(10.4)	(103.8)
Less: Net loss attributable to noncontrolling interest	(2.0)	-	(5.5)	-
Net income (loss) attributable to GlassBridge Enterprises, Inc.	$8.0	$(7.1)	$(4.9)	$(103.8)

Income (loss) per common share attributable to GlassBridge common shareholders - basic and diluted:
Continuing operations	$0.06	$(1.97)	$(2.04)	$(7.62)
Discontinued operations	1.54	0.05	0.98	(20.43)
Net income (loss)	$1.60	$(1.92)	$(1.06)	$(28.05)

Weighted average shares outstanding:
Basic and diluted	5.0	3.7	4.6	3.7

Table Two

GLASSBRIDGE ENTERPRISES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)

(Unaudited)

	September 30,	December 31,
	2017	2016
ASSETS
Current assets:
Cash and cash equivalents (1)	$15.7	$10.0
Short term investments	2.7	22.0
Accounts receivable, net (1)	6.0	7.7
Inventories	5.5	4.1
Other current assets	3.8	3.2
Current assets of discontinued operations	10.3	10.5

Total current assets	44.0	57.5

Property, plant and equipment, net	1.3	2.8
Intangible assets, net	11.6	3.4
Goodwill	3.8	3.8
Other assets	4.9	1.0
Non-current assets of discontinued operations	2.8	2.8

Total assets	$68.4	$71.3

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$8.1	$7.1
Other current liabilities	17.6	16.0
Current liabilities of discontinued operations	22.4	39.7

Total current liabilities	48.1	62.8
Other liabilities	30.6	29.4
Other liabilities of discontinued operations	9.2	4.4

Total liabilities	87.9	96.6

Shareholders' deficit:
Total GlassBridge Enterprises, Inc. shareholders' deficit	(19.6)	(25.3)
Noncontrolling interest	0.1	-
Shareholders' deficit	(19.5)	(25.3)

Total liabilities and shareholders' deficit	$68.4	$71.3

(1) Includes cash and accounts receivable of our partially owned data storage subsidiary accounted for using the variable interest entity (VIE) method as further described in our Quarterly Report on Form 10-Q for the third quarter of 2017.

Table Three

GLASSBRIDGE ENTERPRISES, INC.

SUPPLEMENTAL SEGMENT AND PRODUCT INFORMATION

(Dollars in millions)

(Unaudited)

	Three months ended September 30,		Three months ended September 30,
	2017		2016		% Change
	Revenue	% Total	Revenue	% Total
Nexsan	$9.3	100%	$11.5	100.0%	-19.1%
Asset Management	-	0.0%	-	0.0%	NM
Total	$9.3	100.0%	$11.5	100.0%

	Operating Income (Loss)	OI %	Operating Income (Loss)	OI %
Nexsan	$(2.5)	-26.9%	$(4.3)	-37.4%	-41.9%
Asset Management	(1.2)	NM	-	NM	NM
Corp/Unallocated (1)	(2.6)	NM	(3.4)	NM	-23.5%
Total operating loss from continuing operations	$(6.3)	-67.7%	$(7.7)	-67.0%

	Net gains from GBAM Fund activities	OI %	Net gains from GBAM Fund activities	OI %
Asset Management (2)	$1.0	NM	$-	NM	NM

	Gross Margin		Gross Margin
Nexsan	43.0%		45.2%
Asset Management	NM		NM

	Nine months ended September 30,		Nine months ended September 30,
	2017		2016		% Change
	Revenue	% Total	Revenue	% Total
Nexsan	$27.7	100.0%	$32.8	100.0%	-15.5%
Asset Management	-	0.0%	-	0.0%	NM
Total	$27.7	100.0%	$32.8	100.0%

	Operating Income (Loss)	OI %	Operating Income (Loss)	OI %
Nexsan	$(10.4)	-37.5%	$(14.3)	-43.6%	-27.3%
Asset Management	(2.9)	NM	-	NM
Corp/Unallocated (1)	(5.5)	NM	(15.6)	NM	-64.7%
Total operating loss from continuing operations	$(18.8)	-67.9%	$(29.9)	-91.2%

	Net gains from GBAM Fund activities	OI %	Net gains from GBAM Fund activities	OI %
Asset Management (2)	$1.0	NM	$-	NM	NM

	Gross Margin		Gross Margin
Nexsan	45.1%		43.6%
Asset Management	NM		NM

NM - Not Meaningful

(1) Corporate and unallocated operating loss includes costs which are not allocated to the business segment in management's evaluation of segment performance, such as litigation settlement expense, corporate expense and restructuring and other expenses.

(2) Net gains from GBAM Fund activities are included in management's evaluation for the asset management business which include income or loss associated with our investment vehicle launched at the end of the second quarter in 2017.

Table Four

GLASSBRIDGE ENTERPRISES, INC.

ADDITIONAL INFORMATION

(Dollars in millions)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30		September 30
Cash and Cash Flow Information - Continuing Operations	2017	2016	2017	2016

Cash and cash equivalents - end of period	$15.7	$11.9	$15.7	$11.9
Capital spending	$0.3	$0.4	$0.9	$0.6
Depreciation	$0.4	$0.4	$1.3	$1.4
Amortization	$0.7	$0.2	$1.9	$0.5

	September 30	December 31
Asset Utilization Information *	2017	2016

Days Sales Outstanding (DSO)	67	53
Days of Inventory Supply	136	83

Other Information

Approximate employee count as of September 30, 2017:		145
Approximate employee count as of December 31, 2016:		175
Book value per share attributable to GlassBridge Enterprises, Inc. as of September 30, 2017:		$(3.92)
Shares used to calculate book value per share (millions):		5.0

*	These operational measures, which we regularly use, are provided to assist in the investor's further understanding of our operations.

Days Sales Outstanding is calculated using the count-back method, which calculates the number of days of most recent revenue that are reflected in the net accounts receivable balance.

Days of Inventory Supply is calculated using the current period inventory balance divided by an estimate of the inventoriable portion of cost of goods sold expressed in days.